UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2025

ARDELYX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 FIFTH AVE., SUITE 210, WALTHAM, MASSACHUSETTS 02451
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	ARDX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.
On June 30, 2025, Ardelyx, Inc. (the “Company”) entered into a Fifth Amendment (the “Fifth Amendment”) to the Loan and Security Agreement, dated February 23, 2022, by and among the Company, as borrower, SLR Investment Corp. (“SLR”), as collateral agent and the lenders party thereto.
The Fifth Amendment, among other things, (1) provided for the immediate draw of the principal amount of $50.0 million (the “Term E Loan”) on the closing date of the Fifth Amendment and (2) provides the Company with the option to draw an additional $100.0 million of committed senior secured term loans, consisting of two separate term loans, each in a principal amount of $50.0 million: (a) the first of which is available at the Company’s election through June 30, 2026 (the “Term F Loan”) and (b) the second of which is available at the Company’s election through December 20, 2026 (the “Term G Loan” and, together with the Term F Loan, the “Incremental Term Loans”).
The interest rate for the Term E Loan is 4.00% plus a rate equal to 0.022% plus the 1-month SOFR reference rate, subject to a SOFR floor of 4.70%. The interest rate for the Incremental Term Loans, if drawn, will be 4.95% plus the 1-month SOFR reference rate subject to a SOFR floor of 3.50%.
On the effective date of the Fifth Amendment, the Company paid (i) a fee of $250 thousand in connection with the funding of the Term E Loan, and (ii) a facility fee of $1.0 million with respect to the Incremental Term Loans.
The maturity date for the Term E Loan (and the other existing term loans) remains July 1, 2028 (the “Maturity Date for the Existing Term Loans”). The Company is permitted to make interest-only payments on the Term E Loan through the Maturity Date for the Existing Term Loans. The maturity date for each of the Incremental Term Loans will be July 1, 2030 (the “Maturity Date for the Incremental Term Loans”). The Company will be permitted to make interest-only payments on the Incremental Term Loans from the date the Incremental Term Loan is drawn through the Maturity Date for the Incremental Term Loans.
The Company is obligated to pay a final fee equal to 4.95% of the Term E Loan upon the earliest to occur of (i) the Maturity Date for the Existing Loans, (ii) the acceleration of the Term E Loan, and (iii) the prepayment, refinancing, substitution, or replacement of the Term E Loan. A non-refundable final fee will be payable upon the earlier of any final termination, acceleration, prepayment, or the Maturity Date for the Incremental Term Loans, equal to 3.45% of the original principal amount of the Incremental Term Loans funded.
The above summaries of the material terms of the Fifth Amendment do not purport to be complete and are qualified in their entirety by reference to the Fifth Amendment, a copy of which is filed as Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Fifth Amendment to Loan and Security Agreement, dated June 30, 2025, by and among the Company, SLR Investment Corp., as collateral agent, and the lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2025	ARDELYX, INC.

	By:	/s/ Justin A. Renz
Justin A. Renz
Chief Financial and Operations Officer